FORM OF INCENTIVE STOCK OPTION AGREEMENT

OPTIONEE:
OPTION NUMBER:
DATE OF GRANT:
EXERCISE PRICE:
COVERED SHARES:

O2DIESEL CORPORATION
2004 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

1. Definitions. In this Agreement, capitalized terms used herein and not defined elsewhere herein shall have the following meanings:

1.1 “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company either directly or indirectly.

1.2 “Agreement” means this Stock Option Agreement.

1.3 “Board” means the Board of Directors of the Company.

1.4 “Cause” means the Optionee’s (a) failure to substantially perform his duties (other than by reason of disability) with respect to the Company or any of its Affiliates, (b) engaging in conduct injurious to the Company or any of its Affiliates, (c) breach of fiduciary duty to the Company or any of its Affiliates, (d) dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Company or any of its Affiliates, (e) willful violation of the policies of the Company or any of its Affiliates after receiving written notice of such violation, or (f) conviction of a felony or crime involving moral turpitude. All determinations of Cause hereunder shall be made by the Committee in its discretion and shall be binding for all purposes hereunder.

1.5 “Change of Control” means, and shall be deemed to have occurred, if:

(a) any Person, excluding employee benefit plans of the Company or any of its Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, which Rules shall apply for purposes of this clause (a) whether or not the Company is subject to the Exchange Act), directly or indirectly, of Company securities representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (“Voting Power”);

(b) the Company consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a “Fundamental Transaction”) with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined Voting Power immediately after such Fundamental Transaction of (i) the Company’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division; or

(c) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; provided, however, that the term “Change of Control” does not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness is cancelled or converted or a combination thereof, including but not limited to, a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933.

1.6 “Code” means the Internal Revenue Code of 1986, as amended.

1.7 “Committee” means the Compensation Committee of the Board or such other committee(s), subcommittee(s) or person(s) appointed by the Board to administer the Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, “Committee” shall mean the Board.

1.8 “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

1.9 “Company” means O2Diesel Corporation, a Washington corporation, and any successor thereto.

1.10 “Covered Shares” means the shares of Common Stock subject to the Option.

1.11 “Date of Exercise” means the date on which the Company receives notice pursuant to Section 5.1 of the exercise, in whole or in part, of the Option.

1.12 “Date of Expiration” means the date on which the Option shall expire, which shall be the earliest of the following times:

(a) the date of the first notification to the Optionee that the Optionee’s Service is terminated by the Company or an Affiliate for Cause;

(b) thirty days after termination of the Optionee’s Service for any reason other than by the Company or an Affiliate for Cause, Retirement, death or Disability; provided, however, that if the Optionee dies within thirty (30) days of such termination, the Option shall be exercisable for a period of one (1) year after such termination;

(c) three years after termination of the Optionee’s Service with the Company or an Affiliate by reason of death, Disability or Retirement; or

(d) ten years after the Date of Grant.

1.13 “Date of Grant” means the date set forth at the beginning of this Agreement.

1.14 “Disability” means total and permanent disability under Section 22(e)(3) of the Code or the Optionee’s becoming entitled to long-term disability benefits under the long-term disability plan or policy of the Company and/or its Affiliates that covers the Optionee.

1.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.16 “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

1.17 “Option” means the stock option granted to the Optionee in Section 2 of this Agreement.

1.18 “Optionee” means the person identified on page 1 of this Agreement.

1.19 “Exercise Price” means the dollar amount per share of Common Stock set forth on page 1 of this Agreement, as it may be adjusted from time to time pursuant to Section 4 hereof.

1.20 “Person” means the term “person” within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof.

1.21 “Plan” means the O2Diesel Corporation 2004 Stock Incentive Plan, as amended from time to time.

1.22 “Retirement” means the Optionee’s termination of Service (other than for Cause) on or after attaining age 55 and completing ten years of Service.

1.23 “Service” means, if the Optionee is (a) an employee of the Company and/or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s service as an employee of the Company and/or any of its Affiliates, (b) a member of the Board of Directors of the Company or any of its Affiliates but not an employee of the Company or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s service as a member of such Board of Directors, or (c) a consultant or independent contractor to the Company or any of its Affiliates (as determined by the Committee in its discretion) and is not described in the preceding clause (b), the Optionee’s service as a consultant or independent contractor to the Company and/or any of its Affiliates. The Optionee’s Service shall not be treated as having terminated if the capacity in which the Optionee provides Service, as described in the preceding sentence, changes, provided that the Optionee’s Service is continuous notwithstanding such change.

1.24 “Unvested Shares” means Unvested Shares as defined in Section 3.3 hereof.

2. Grant of Option. Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Optionee, as of the Date of Grant, the Option to purchase from the Company that number of shares identified as the “Covered Shares” on page 1 of this Agreement, exercisable at the Exercise Price.

3. Terms of the Option.

3.1 Type of Option. The Option is intended to be an incentive stock option under Section 422 of the Code; provided, however, that to the extent that, during any calendar year, the Option becomes exercisable for the first time with respect to Shares having an aggregate fair market value in excess of the limit imposed by Section 422(d) of the Code or all or any portion of the Option does not otherwise qualify as an incentive stock option under Section 422 of the Code, (a) the Option shall be treated as a nonstatutory stock option and not as an incentive stock option, and (b) upon any exercise of the Option, the Optionee shall be required to designate the extent to which the exercise of the Option is with respect to that portion, if any, of the Option that is a nonstatutory stock option and that portion, if any, of the Option that is an incentive stock option. If, as of the same date, the Optionee exercises the Option with respect to a portion of the Option that is an incentive stock option and with respect to a portion of the Option that is a nonstatutory stock option, the Company shall issue separate certificates to the Optionee representing (i) those Shares that were acquired pursuant to the exercise of an incentive stock option (which Shares shall be identified on the Company’s stock transfer records as such), and (ii) those Shares that were acquired pursuant to the exercise of a nonstatutory stock option.

3.2 Option Period; Exercisability. The Option may be exercised in whole shares during the period commencing on the Date of Grant and terminating on the Date of Expiration, as follows:

(a) beginning on the first anniversary after the Date of Grant, the Option may be exercised as to a maximum of thirty-four percent (34%) of the Covered Shares;

(b) beginning on the first day of each month thereafter, the Option may be exercised as to an additional sixteen and one-half percent (16.5%) of the Covered Shares until the Option is exercisable as to all of the Covered Shares.

Notwithstanding the foregoing, in the event of a Change of Control, or in the event of termination of the Optionee’s Service by reason of Disability, Retirement, or Death, the Option shall thereupon become exercisable at any time prior to the Date of Expiration, as to the full number of Covered Shares. In no event shall the number of Covered Shares as to which the Option is exercisable increase after termination of the Optionee’s Service.

3.3 Early Exercise. Notwithstanding the provisions of Section 3.2 of this Agreement, the Option may, at any time prior to the Date of Expiration, be exercised, in whole or in part, as to Covered Shares with respect to which the Option is not exercisable pursuant to the provisions of Section 3.2 of this Agreement (“Unvested Shares”) by delivering a written notice of exercise pursuant to Section 5.1 of this Agreement; provided, however, that as a condition to exercising the Option as to Unvested Shares, the Optionee shall execute a Restricted Stock Purchase Agreement substantially in the form attached hereto as Exhibit B, and the Unvested Shares as to which the Option is exercised shall be subject to the terms of such agreement. Notwithstanding the foregoing provision of this Section 3.3, the number of Unvested Shares as to which the Option is exercisable for the first time during any calendar year pursuant to this Section 3.3 shall be reduced (but not below zero) so that after taking into account the number of Covered Shares as to which the Option becomes exercisable pursuant to Section 3.2 hereof for the first time during the same calendar year does not result in the Option being treated as an option that is not an incentive stock option (within the meaning of Section 422 of the Code) with respect to any of the Unvested Shares as to which the Option would otherwise be exercisable pursuant to this Section 3.3 during that calendar year. In no event shall the number of Covered Shares as to which the Option becomes exercisable pursuant to Section 3.2 be reduced as the result of the preceding sentence.

3.4 Nontransferability. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee, or, in the event of the Optionee’s legal disability, by the Optionee’s legal representative.

3.5 Payment of the Exercise Price. The Optionee, upon exercise, in whole or in part, of the Option, may pay the Exercise Price by any or all of the following means, either alone or in combination:

(a) cash or check payable to the order of the Company; or

(b) if, at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, delivery (either actual or constructive) of shares of unencumbered Common Stock (provided that such shares, if acquired under the Option or under any other option or award granted under the Plan or any other plan sponsored or mentioned by the Company, have been held by the Optionee for at least six months or such other period as determined by the Committee) that have an aggregate Fair Market Value on the Date of Exercise equal to that portion of the Exercise Price being paid by delivery of such shares; or

(c) if, at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, and in accordance with such rules as may be specified by the Committee, delivery to the Company of a properly executed exercise notice and irrevocable instructions to a registered securities broker promptly to deliver to the Company cash equal to the Exercise Price for that portion of the Option being exercised; or

(d) with the approval of the Company (which approval may be withheld in the Company’s sole discretion), by delivery to the Company of a fully recourse promissory note executed by the Optionee evidencing the Optionee’s obligation to make future cash payment thereof and secured by a pledge of the shares of Common Stock received upon exercise of the Option, bearing interest at a rate fixed by the Committee and having such other terms and conditions as the Committee may specify in its discretion.

4. Capital Adjustments. The number of Covered Shares as to which the Option has not been exercised, the Exercise Price, and the type of stock or other consideration to be received on exercise of the Option shall be subject to such adjustment or change, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, split-ups, spin-offs, recapitalizations, reclassifications, combinations or exchanges of shares, mergers, consolidations, liquidations, or the like, of or by the Company. Any adjustment determined to be appropriate by the Committee shall be conclusive and shall be binding on the Optionee.

5. Exercise.

5.1 Notice. The Option shall be exercised, in whole or in part (but in no event for less than one hundred (100) Covered Shares or the number of Covered Shares remaining subject to the Option, if less) by the delivery to the Company of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by full payment (or means of full payment permitted by Section 3.5 hereof) of the Exercise Price with respect to that portion of the Option being exercised. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

5.2 Withholding. The Company’s obligation to issue or deliver shares of Common Stock upon the exercise of the Option (and, if shares of Common Stock are subject to a Restricted Stock Purchase Agreement substantially in the form attached as Exhibit B, the Company’s obligation to deliver shares released from the Company’s Repurchase Right (as defined in the Restricted Stock Purchase Agreement)) shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements. The Optionee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, authorizing the Company to withhold shares of Common Stock (other than Unvested Shares) from the shares otherwise issuable to the Optionee upon exercise of the Option; or (c) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, delivering to the Company already-owned and unencumbered shares of Common Stock. For purposes of this Section 5.2, shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises, and in no event shall the aggregate Fair Market Value of the shares of Common Stock withheld and/or delivered pursuant to this Section 5.2 exceed the minimum amount of taxes required to be withheld in connection with exercise of the Option.

5.3 Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of Covered Shares as to which the Option may be exercised in an amount equal to the number of shares of Common Stock as to which the Option is exercised.

6. Representations. The Optionee agrees that, upon the issuance of any shares of Common Stock upon the exercise of the Option, the Optionee will, upon the request of the Company, represent and warrant in writing that the Optionee (a) has received and reviewed a copy of the Plan; (b) is capable of evaluating the merits and risks of exercising the Option and acquiring the shares and able to bear the economic risks of such investment; (c) has made such investigation as he or she deems necessary and appropriate of the business and financial prospects of the Company and (d) is acquiring the shares for investment only and not with a view to resale or other distribution thereof. The Optionee shall make such other representations and warranties that the Committee may request for the purpose of complying with applicable law.

7. Transfer of Shares. The Optionee hereby agrees to notify the Company in writing within 30 days after the date of any disposition of shares of Common Stock acquired upon exercise of the Option within two (2) years after the Date of Grant or within one (1) year after such shares were transferred to the Optionee, which notice shall state the number of shares sold or transferred, the date the shares were sold or transferred, and the sale price.

8. Legends. The Optionee agrees that the certificates evidencing the shares of Common Stock issued upon exercise of the Option may include any legend which the Committee deems appropriate to reflect the transfer and other restrictions contained in the Plan, this Agreement, or to comply with applicable laws.

9. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement.

10. Service. Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ or retain the Optionee for any period.

11. Subject to the Plan. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any rights or benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Committee.

12. Governing Law. The validity, construction, interpretation and enforceability of this agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws.

13. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

ATTEST: ____________________________	O2Diesel Corporation By: ____________________________

Accepted and agreed to as of the Date of Grant:

_______________________________ Optionee

“EXHIBIT A”
EXERCISE OF OPTION

Board of Directors
O2Diesel Corporation
200 Executive Drive
Newark, Delaware 19702

Gentlemen:

The undersigned, the Optionee under the Stock Option Agreement (“Agreement”) identified as Option No. ____ granted pursuant to the O2Diesel Corporation 2004 Stock Incentive Plan, hereby irrevocably elects to exercise the Option granted in the Agreement to purchase ___ shares of Common Stock of O2Diesel Corporation, par value $0.0001 per share (the “Option Shares”), and herewith makes payment of $    in the form of (check all that apply and if more than one is checked, indicate the amount to be paid by each payment method):

[ ] Cash or Check:	_______________

[ ] Common Stock:	_______________

[ ] Brokerage Transaction:	_______________

The undersigned hereby elects to satisfy applicable withholding requirements by (check all that apply and, if more than one is checked, indicate the amount to be withheld by each withholding method):

[ ] Cash or Check:	_______________

[ ] Withholding of Common Stock:	_______________

[ ] Delivery of Common Stock:	_______________

If applicable pursuant to Section 3.1 of the Agreement, Optionee elects that __________ of the Option Shares shall be treated as being acquired pursuant to the exercise of an incentive stock option and _______ of the Option shares shall be treated as acquired pursuant to the exercise of a nonqualified stock option that is not an incentive stock option.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement:

The undersigned hereby represents as follows:

1. The Optionee has received and reviewed a copy of the Plan and the statutory prospectus relating to the Plan.

Date: __________________	________________________________ (Signature of Optionee)

Date received by O2Diesel Corporation: __________________

Received by: ________________________

Note: Shares of Common Stock being delivered in payment of all or any part of the Exercise Price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.

EXHIBIT B

RESTRICTED STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made between _____________ (“Purchaser”) and O2Diesel Corporation (the “Company”), as of __________________, 200_.

RECITALS

WHEREAS, pursuant to the exercise of the Option granted to Purchaser under the O2Diesel Corporation 2004 Stock Incentive Plan and pursuant to the Stock Option Agreement (the “Option Agreement”) dated [ , 2006] by and between the Company and Purchaser with respect to such grant, which Option Agreement is hereby incorporated by reference, Purchaser has elected to exercise the Option as to __________ of the Unvested Shares (the “Covered Unvested Shares”) pursuant to Section 3.3 of the Option Agreement.

WHEREAS, as required by the Option Agreement, as a condition to Purchaser’s election to exercise the Option with respect to Unvested Shares, Purchaser must execute this Restricted Stock Purchase Agreement, which sets forth the rights and obligations of the parties with respect to Unvested Shares acquired upon exercise of the Option.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Option Agreement.

2. Issuance of Shares. Upon exercise of the Option with respect to the Covered Unvested Shares, such Covered Unvested Shares shall be issued in the name of the Purchaser and deposited with the Company together with a stock assignment duly endorsed in blank, substantially in the form attached hereto as Attachment ~~-~~1.

3. Repurchase Right.

3.1 Upon the termination of the Optionee’s Service with the Company and its Affiliates for any reason, including for Cause, death, Retirement, or Disability, the Company shall have the right and option to purchase from Purchaser, or Purchaser’s personal representative, as the case may be, all of the Purchaser’s Covered Unvested Shares (other than any such shares that have been released from the Company’s Repurchase Right pursuant to Section 3.4 hereof) as of the date on which the Optionee’s Service terminates at the Exercise Price paid by the Purchaser for such Covered Unvested Shares in connection with the exercise of the Option (the “Repurchase Right”).

3.2 The Company may exercise its Repurchase Right by delivering personally or by certified mail, to Purchaser or Purchaser’s legal representative, as the case may be, within ninety (90) days of the date on which the Optionee’s Service terminates, a notice in writing indicating the Company’s intention to exercise the Repurchase Right and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at such location as may be designated by the Company. At the closing, the Company shall deliver the purchase price for the Covered Unvested Shares being purchased by the Company, and such Covered Unvested Shares shall be transferred from the Purchaser to the Company.

3.3 If the Company does not elect to exercise the Repurchase Right conferred above by giving the requisite notice within ninety (90) days following the date on which the Optionee’s Service with the Company or an Affiliate terminates, the Repurchase Right shall terminate.

3.4 One hundred percent (100%) of the Covered Unvested Shares shall initially be subject to the Repurchase Right. The Covered Unvested Shares shall be released from the Repurchase Right at the time that the Option would have first become exercisable as to such shares, not taking into account Section 3.3 of the Option Agreement. If this Agreement covers less than all of the Unvested Shares covered by the Option as of the date of this Agreement, the Covered Unvested Shares shall be deemed to be the first Covered Shares as to which the Option becomes exercisable. Fractional Shares shall be rounded to the nearest whole Share.

3.5 Upon written request of Purchaser, but no more than once per calendar year, unless the Company’s Repurchase Right has been exercised, the Company shall deliver to Purchaser a certificate or certificates representing such number of shares of Common Stock as have been released from the Company’s Repurchase Right pursuant to Section 3.4 hereof and not theretofore delivered to the Optionee, which shares of Common Stock shall remain subject to the terms of the Option Agreement. Within one hundred twenty (120) days of the date on which the Optionee’s Service terminates, the Company shall deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to this Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s Repurchase Right, which shares shall remain subject to the terms of the Option Agreement.

4. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

5. Legends. The share certificate evidencing the Covered Unvested Shares issued hereunder shall be endorsed with the following legend (in addition to any legends required under the Option Agreement and applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN O2DIESEL CORPORATION AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

6. Capital Events.

6.1 The number of Covered Unvested Shares and the Company’s purchase price for the Covered Unvested Shares pursuant to the Repurchase Right shall be subject to such equitable adjustment or change, as determined by the Board, to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

6.2 In the event of any stock dividend, stock split, recapitalization, or other change affecting the Common Stock as a class that is effected without receipt of consideration, any new, substituted, or additional securities or other property that is by reason of such event distributed with respect to the Covered Unvested Shares (other than any such shares that have been released from the Company’s Repurchase Right pursuant to Section 3.4 hereof), Shares shall be immediately delivered to the Company and shall be covered by the Repurchase Right, as adjusted or changed pursuant to Section 6.1 hereof.

7. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at its principal executive office.

8. Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

9. Section 83(b) Election. Purchaser represents that Purchaser has consulted any tax advisor(s) Purchaser deems advisable in connection with the purchase of the Unvested Shares or the filing of the election under Section 83(b) of the Code and similar tax provisions under State law) and agrees that Purchaser is (a) solely responsible for filing any such election(s) and (b) will promptly provide the Company with a copy of any such election that is filed. Not later than ten days after filing an election under Section 83(b) of the Code with respect to Unvested Shares, Purchaser shall provide a copy of such election to the Committee and shall make arrangements satisfactory to the Company, in accordance with Section 5.2 of the Option Agreement, for the satisfaction of any applicable tax withholding requirements arising from the filing of such election.

10. Representations. Purchaser has reviewed with Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that Purchaser (and not the Company) shall be responsible for Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Purchaser acknowledges that it is Purchaser’s sole responsibility, and not the Company’s, to file timely the election under Section 83(b).

11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

12. Governing Law. The validity, construction, interpretation and enforceability of this Restricted Stock Purchase Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

13. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

O2Diesel Corporation

By: ________________________________

Title: _______________________________

PURCHASER

____________________________________
[Name]

Address:
____________________________________

____________________________________

ATTACHMENT 1
to Restricted Stock Purchase Agreement

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, _____________________, hereby sell, assign, and transfer unto ____________________ (________) shares of the Common Stock of O2Diesel Corporation standing in my name of the books of said corporation represented by Certificate No. ____ herewith and do hereby irrevocably constitute and appoint __________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between O2Diesel Corporation and the undersigned dated ______________.

Dated: _______________	Signature: ______________________________ Name

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Repurchase Right, as set forth in the Restricted Stock Purchase Agreement, without requiring additional signatures on the part of the Purchaser.